EXHIBIT 10.42

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT NO. ONE TO

EXCLUSIVE LICENSE AGREEMENT

This Amendment No. One (“Amendment”) to the Exclusive License Agreement (“Agreement”) dated April 4, 2005 is entered into this 2nd day of October, 2007 by and between Kosan Biosciences Incorporated, having an address at 3832 Bay Center Place, Hayward, California 94545 (“Company”) and the State of Oregon, acting by and through the State Board of Higher Education on behalf of Oregon State University, an institution of higher education in the State of Oregon, located at Corvallis, Oregon (“University”).

RECITALS

WHEREAS, University owns U.S. Patent No. 7,145,018 (“‘018 patent”) that is exclusively licensed to Company in accordance with this Agreement;

WHEREAS, the ‘018 patent is involved in Interference No. 105,557 declared by the United States Patent and Trademark Office on June 29, 2007;

WHEREAS, also involved in the interference is U.S. Application Serial No. 10/435,408 owned by the Sloan-Kettering Institute for Cancer Research (“SKI”) that is exclusively licensed to Company under the terms of the Research and License Agreement dated August 25, 2000 and related amendment;

WHEREAS, Company, University and SKI on October 2, 2007 entered into a Settlement Agreement setting forth the agreed upon plan to conduct, and resolve all issues in, Interference No. 105,557 and;

WHEREAS, in furtherance of the resolution of Interference No. 105,557, Company and University wish to make certain amendments to the Agreement.

NOW THEREFORE, the Company and University agree as follows:

1. Article I is hereby amended by the addition of the following new definitions:

T. “SKI Agreement” shall mean that certain Research and License Agreement and any amendments between Company and the Sloan-Kettering Institute for Cancer Research dated August 25, 2000.

U. “SKI Patent Rights” shall mean any claim of any issued patents licensed to Company by the Sloan-Kettering Institute for Cancer Research under the SKI Agreement that have any composition of matter, method of making, method of use or administration or formulation claims covering Company’s trans-9,10-dehydroepothilone D compound designated KOS-1584 (or R1645), unless such claim has lapsed, expired, been canceled, been abandoned or been held invalid by a court or other appropriate body of competent jurisdiction in a decision that is unappealable or unappealed within the time allowed for appeal or been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

2. Article V, Section A is hereby amended to read in its entirety as follows.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

A. In addition to license fees payable under Article IV, Company agrees to pay University a royalty of [ * ] percent ([ * ]%) of Net Sales of Licensed Products sold in countries where there is a Valid Claim in [ * ] within Licensed Patents by Company, its distributors, Affiliates and is sublicenses of Licensed Patents. If there is no [ * ] in [ * ] within Licensed Patents covering Company’s compound designated KOS-1584 requiring payment of a royalty to University in accordance with the immediately preceding sentence, but products containing KOS-1584 are covered by at least one [ * ] of a [ * ] patent within the SKI Patent Rights, Company agrees to pay University a payment of [ * ] percent ([ * ]%) of Net Sales of such product containing KOS-1584 sold in [ * ] and such payment shall be due and payable from the first commercial sale of such KOS-1584 products until [ * ].

3. Article V, Section D is hereby amended by the addition of the following sentence:

The provisions of this Section V.D shall not apply in respect of any royalties paid by Company to the Sloan-Kettering Institute for Cancer Research on account of KOS-1584.

4. Article IX is hereby amended by the addition of the following new Sections F and G.

F. In accordance with its obligations under Article IX, Section E, Company agrees to reimburse University for its actual out-of pocket expenses incurred after [ * ] for conducting Interference No. 105,557 up to a total [ * ]. Within sixty (60) days after receipt by Company of an invoice detailing such expenses, Company shall pay University or its designee all amounts directly related to Interference No. 105,557 up to [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

G. Notwithstanding anything to the contrary herein, if any Licensed Patents become involved in any interference proceeding or priority contest with any patent application or patent directed to epothilones, or their use or manufacture, that is controlled by Sloan-Kettering Institute for Cancer Research, whether such proceeding is before the United State Patent and Trademark Office or any U.S. federal court, University shall be responsible for its own costs and Company shall have no obligation whatsoever to pay for such proceedings or reimburse University.

5. Article XII is hereby amended by the addition of the following new Sections L and M.

L. If there is no [ * ] in [ * ] within Licensed Patents covering Company’s compound designated KOS-1584, then [ * ] shall be deemed to be a [ * ] until [ * ].

M. If Company or the Sloan-Kettering Institute for Cancer Research should terminate or substantively amend the SKI Agreement in a manner that affects University’s rights under this Agreement for any reason, Company will immediately notify University.

6. Except as specifically amended herein, the terms of the Agreement shall remain in full force and effect. The Agreement (including the exhibits and schedules thereto) and this Amendment No. One and the Settlement Agreement constitute the entire agreement between University and Company with respect to the subject matter within and therein and supersede all revisions, agreements and understandings between the parties whether written or oral. If there is a conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall govern.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7. Company expressly acknowledges that the payments specified in Sections 2, 3 and 4 are made in consideration of the Settlement Agreement and expressly waives the right to assert any defense that these payment provisions are unenforceable or constitute patent misuse.

IN WITNESS WHEREOF, Company and University by their duly authorized officers have amended this Amendment No. One to the Agreement as of the date of the first written above.

STATE OF OREGON, Acting by and through the STATE BOARD OF HIGHER EDUCATION on behalf of OREGON STATE UNIVERSITY		KOSAN BIOSCIENCES INCORPORATED

By:	/s/ John M. Cassady, Ph.D.	By:	/s/ Robert G. Johnson, Jr.
	(Signature)		(Signature)

Name:	John M. Cassady, Ph.D.	Name:	Robert G. Johnson, Jr.
	(Please Print)		(Please Print)

Title:	Vice President for Research	Title:	President & CEO

Date:	2nd October 2007	Date:	2 October 2007

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.